UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2013, pursuant to a purchase and sale agreement dated December 18, 2012 between CHT SL IV Holding, LLC, a subsidiary of CNL Healthcare Properties, Inc. (“we”, “our” or the “Company”), and Health Care REIT, Inc. (“HCN”), the Company completed its sale of its joint venture membership interest in a senior housing joint venture (the “Joint Venture”) with an affiliate of Sunrise Senior Living, Inc. (“Sunrise”) for a sales price of approximately $61.8 million including transaction costs, of which approximately $0.6 million were disposition fees paid to the Company’s advisor, CNL Healthcare Corp.

The Company’s entrance into the purchase and sale agreement with HCN was previously reported by the Company in a Form 8-K filing with the U.S. Securities and Exchange Commission on December 19, 2012. The Joint Venture owned seven senior housing communities in the U.S.

The Joint Venture Disposition was a result of the intent to exercise a purchase option under the agreement for the Joint Venture (the “Joint Venture Agreement”) and HCN’s merger with Sunrise in January 2013, and was conditioned upon the Company’s receipt of an option price which provided the Company with certain specified proceeds as set forth in the Joint Venture Agreement. The Company and its subsidiaries are no longer responsible for the payment of any loans with respect to the Joint Venture.

The following contains more detailed information on the Joint Venture:

Sunrise Communities

On June 29, 2012, pursuant to a purchase agreement entered into with Sunrise, the Company acquired an ownership interest in seven senior living communities (the “Sunrise Communities”) through the formation of the Joint Venture by the Company and Sunrise. The Company acquired a fifty-five percent (55%) membership interest in the Joint Venture for an equity contribution of approximately $56.3 million, including certain transactional and closing costs. Sunrise contributed its interest in the predecessor entities that formerly owned the Sunrise Communities, along with Sunrise’s share of certain pro rata shared expenses in exchange for its forty-five percent (45%) membership interest in the Joint Venture.

The following are the communities held by the Joint Venture, their location and number of units:

Sunrise Communities	Location	Units
Sunrise of Santa Monica	Santa Monica, CA	70
Sunrise on Connecticut Avenue	Washington, D.C.	100
Sunrise at Siegen	Baton Rouge, LA	79
Sunrise of Metairie	Metairie, LA	72
Sunrise of Gilbert	Gilbert, AZ	144
Sunrise of Louisville	Louisville, KY	80
Sunrise at Fountain Square	Lombard, IL	142

		687

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The following unaudited pro forma condensed consolidated balance sheet of the Company at March 31, 2013 illustrates the estimated effect of the disposition, described in Item 2.01 above, as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 (the “Pro Forma Periods”), illustrate the estimated effect of the disposition, described in Item 2.01 above, as if it had occurred on the first day of each period presented.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-Q for the three months ended March 31, 2013 and on Form 10-K for the years ended December 31, 2012 with the Securities and Exchange Commission.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2013

	CNL Healthcare			CNL Healthcare
	Properties, Inc.	Pro Forma		Properties, Inc.
	Historical	Adjustments		Pro Forma
ASSETS

Real estate assets:
Real estate investment properties, net	$228,635,110	$—		$228,635,110
Real estate under development, including land (including VIEs $11,035,290)	11,236,241	—		11,236,241

Total real estate assets	239,871,351	—		239,871,351

Investments in unconsolidated entities	70,605,404	(57,892,439)	(a)	12,712,965
Cash (including VIEs $4,650)	13,778,609	61,823,039	(a)	75,601,648
Intangibles, net	6,548,488	—		6,548,488
Other assets (including VIEs $200)	3,893,902	—		3,893,902
Loan costs, net (including VIEs $572,717)	2,605,682	—		2,605,682
Deferred rent	1,261,149	—		1,261,149
Restricted cash (including VIEs $236,413)	644,339	—		644,339

Total assets	$339,208,924	$3,930,600		$343,139,524

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $974,377)	$134,004,717	$—		$134,004,717
Accounts payable and accrued expenses (including VIEs $1,131,499)	3,697,759	—		3,697,759
Due to related parties (including VIEs $53,977)	535,744	—		535,744

Total liabilities	138,238,220	—		138,238,220

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200,000,000 shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 300,000,000 shares authorized and unissued	—	—		—
Common stock, $0.01 par value per share 1,120,000,000 shares authorized as of March 31, 2013 26,013,043 shares issued and 25,988,429 outstanding	259,876	—		259,876
Capital in excess of par value	222,433,252	—		222,433,252
Accumulated loss	(16,289,686)	3,930,600	(a)	(12,359,086)
Accumulated other comprehensive loss	(80,412)	—		(80,412)
Accumulated distributions	(5,352,326)	—		(5,352,326)

Total stockholders’ equity	200,970,704	3,930,600		204,901,304

Total liabilities and stockholders’ equity	$339,208,924	$3,930,600		$343,139,524

The abbreviation VIEs above mean variable interest entities

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

	March 31,				March 31,
	2013	Pro Forma			2013
	Historical	Adjustments			Pro Forma

Revenues:
Rental income from operating leases	$3,484,407	$—			$3,484,407
Resident fees and services	4,317,718	—			4,317,718

Total revenues	7,802,125	—			7,802,125

Expenses:
Property operating expenses	3,217,083	—			3,217,083
General and administrative	1,109,032	—			1,109,032
Acquisition fees and expenses	578,526	—			578,526
Asset management fees	988,620	(310,988)	(b	)	677,632
Property management fees	455,589	(119,241)	(c	)	336,348
Depreciation and amortization	2,318,917	—			2,318,917

Total expenses	8,667,767	(430,229)			8,237,538

Operating loss	(865,642)	430,229			(435,413)

Other income (expense):
Interest and other income	1,135	—			1,135
Interest expense and loan cost amortization	(3,236,536)	1,551,518	(d	)	(1,685,018)
Equity in earnings (loss) of unconsolidated entities	278,383	(414,193)	(e	)	(135,810)

Total other income (expense)	(2,957,018)	1,137,325			(1,819,693)

Loss before income taxes	(3,822,660)	1,567,554			(2,255,106)
Income tax benefit	13,312	—			13,312

Net loss	$(3,809,348)	$1,567,554			$(2,241,794)

Net loss per share of common stock (basic and diluted)	$(0.17)				$(0.10)

Weighted average number of shares of common stock outstanding (basic and diluted)	22,399,106				22,399,106

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	December 31, 2012 Historical	Pro Forma Adjustments		December 31, 2012 Pro Forma

Revenues:
Rental income from operating leases	$6,924,978	$—		$6,924,978
Resident fees and services	460,017	—		460,017

Total revenues	7,384,995	—		7,384,995

Expenses:
Property operating expenses	406,186	—		406,186
General and administrative	2,563,230	—		2,563,230
Acquisition fees and expenses	6,584,774	—		6,584,774
Asset management fees	1,369,298	(621,976)	(b)	747,322
Property management fees	404,458	(239,249)	(c)	165,209
Depreciation and amortization	2,100,570	—		2,100,570

Total expenses	13,428,516	(861,225)		12,567,291

Operating loss	(6,043,521)	861,225		(5,182,296)

Other income (expense):
Interest and other income	13,382	—		13,382
Interest expense and loan cost amortization	(5,850,539)	2,517,163	(d)	(3,333,376)
Equity in earnings (loss) of unconsolidated entities	1,142,668	(955,526)	(e)	187,142

Total other income (expense)	(4,694,489)	1,561,637		(3,132,852)

Loss before income taxes	(10,738,010)	2,422,862		(8,315,148)
Income tax benefit	17,252	—		17,252

Net loss	$(10,720,758)	$2,422,862		$(8,297,896)

Net loss per share of common stock (basic and diluted)	$(1.21)			$(0.94)

Weighted average number of shares of common stock outstanding (basic and diluted)	8,836,901			8,836,901

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the disposition, described in Note 2, had occurred as of the date presented. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented for the three months ended March 31, 2013 and for the year ended December 31, 2012 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s disposition as described in Note 2 as if it had occurred as of the first day for each period presented. The amounts included in the historical columns represent the Company’s historical balance sheets and operating results for the respective Pro Forma Periods presented.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting period.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred or been in effect during the Pro Forma Periods. In addition, this pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transaction

In December 2012, in connection with an existing purchase option held by Sunrise Living Investments, Inc. (“Sunrise”) on CHTSun Partners IV LLC (“CHTSun IV”), an unconsolidated entity, the Company entered into an agreement with Health Care REIT, Inc. (“HCN”), as result of a potential merger by HCN with Sunrise. Under the agreement, HCN and Sunrise purchased the Company’s interest in CHTSun IV for an aggregate purchase price of approximately $62.5 million subject to adjustment based on the closing date and actual cash flow distribution (the “Joint Venture Disposition”). The Joint Venture Disposition was conditioned upon the merger of HCN with Sunrise, which was completed in January 2013. On July 1, 2013, the Company completed the sale of its joint venture membership in CHTSun IV.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Adjustments to Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet represent adjustments to the Company’s historical results to illustrate as if the disposition of CHTSun IV occurred as of March 31, 2013.

(a)	Represents the Company’s sale of CHTSun IV and the related gain, as described in Note 2 above.

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Pro Forma Condensed Consolidated Statements of Operations represent adjustments needed to the Company’s historical results to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Periods presented.

(b)	Represents the elimination of asset management fees due to the Advisor recorded in the Company’s historical results of operations to reflect the impact of the Joint Venture Disposition.

(c)	Represents the elimination of property management fees due to the property manager recorded in the Company’s historical results of operations to reflect the impact of the Joint Venture Disposition.

(d)	Represents the elimination of interest expense recorded in the Company’s historical results of operations that was related to debt financing obtained by the Company in order to reflect the impact of the Joint Venture Disposition.

(e)	Represents the elimination of equity in loss of unconsolidated entities recorded in the Company’s historical results of operations to reflect the impact of the Joint Venture Disposition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013		CNL HEALTHCARE PROPERTIES, INC.

a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer